Exhibit 16.1

April 12, 2016

Grant Thornton LLP
U.S. Securities and Exchange Commission	75 State St., 13th Floor
Office of the Chief Accountant	Boston, MA 02109
100 F Street, NE
Washington, DC 20549

T 617.723.7900
F 617.723.3640
www.GrantThornton.com

Re: Collegium Pharmaceutical, Inc.

File No. 001-37372

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Collegium Pharmaceutical, Inc. dated April 11, 2016 and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ Grant Thornton LLP

Grant Thornton LLP

U.S. member firm of Grant Thornton International Ltd